UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2026

Silver Bow Mining Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-43242	98-1858068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 Idaho Street Butte, Montana	59701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 406-718-7593

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	SBMT	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities

The information set forth in Item 5.02 regarding the amendment of the Performance Warrants (as defined therein) and the approval of the New Performance Warrants (as defined therein) is incorporated herein by reference. The Performance Warrants and New Performance Warrants were granted pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Performance Warrants

On October 14, 2026, the Board of Directors (the “Board”) of Silver Bow Mining Corp. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved certain amendments to the performance milestones applicable to performance warrants previously granted to C. Travis Naugle, the Company’s Chief Executive Officer (the “Performance Warrants”), subject to the approval of the NYSE American, including any approval of the shareholders of the Company required under Section 711 of the NYSE American Company Guide.

The Performance Warrants were originally issued on January 28, 2025, and provide for the purchase of up to 1,400,000 common shares of the Company at an exercise price of US$3.10 per share. 1,200,000 of the Performance Warrants have vested in accordance with their original terms.

The remaining 200,000 Performance Warrants were subject to vesting upon completion of a preliminary economic assessment (the “PEA Milestone”) prior to December 31, 2026. The PEA Milestone contemplated the development of a new milling complex in Butte, Montana. In light of the Company’s pending acquisition of the Jefferson County Metallurgical Complex, which is expected to provide permitted milling capacity, the Board determined that completion of the PEA Milestone was no longer in the best interests of the Company. Accordingly, the PEA Milestone was replaced with two new performance milestones: (i) the September 8, 2026 initial closing of the Company’s acquisition of the Jefferson County Metallurgical Complex and (ii) the Company’s September 21, 2026 entry into a term sheet with Ocean Partners UK Limited providing for a potential funding and credit support package of approximately US$88 million and ten-year offtake arrangements for zinc and lead concentrates (collectively, the “Montana Tunnels Milestones”). The Montana Tunnels Milestones were deemed achieved as of October 2, 2026, and the 200,000 Performance Warrants previously allocated to the PEA Milestone will vest and become exercisable upon receipt of the required NYSE American approval.

Issuance of New Performance Warrants

On October 14, 2026, the Board, upon the recommendation of the Compensation Committee, approved the grant of 2,000,000 performance warrants to C. Travis Naugle, the Company’s Chief Executive Officer (the “New Performance Warrants”), subject to the approval of the NYSE American, including any approval of the shareholders of the Company required under Section 711 of the NYSE American Company Guide.

The New Performance Warrants provide for the purchase of up to 2,000,000 common shares of the Company upon satisfaction of certain milestones and at an exercise price per share as set forth below. The New Performance Warrants vest upon the satisfaction of the following milestones:

(i)	400,000 common shares upon receiving a Butte Measurement Resource of at least 2.0 times the Baseline Measurement Resource;
(ii)	400,000 common shares upon receiving a Butte Measurement Resource of at least 2.5 times the Baseline Measurement Resource;
(iii)	400,000 common shares upon the Company achieving a market capitalization that equals or exceeds US$500,000,000 for any 30 consecutive trading days ending on or before the Milestone Deadline;
(iv)	400,000 common shares upon the Company achieving a market capitalization that equals or exceeds US$1,000,000,000 for any 30 consecutive trading days ending on or before the Milestone Deadline; and
(v)	400,000 common shares upon achievement of the Production Milestone.

“Butte Measurement Resource” means the Measured, Indicated and Inferred mineral resources attributable to the Butte Properties as of the measurement date, as estimated in accordance with S-K 1300 by an independent Qualified Person, with contained metal converted to silver-equivalent ounces using the Baseline Parameters in place of the metal prices then in effect.

“Baseline Measurement Resource” means the Inferred mineral resource of 170.0 million silver-equivalent ounces (11.48 million tons grading 14.8 ounces per ton silver-equivalent, effective December 31, 2024).

“Milestone Deadline” means 5:00 p.m., Vancouver time, on the fifth anniversary of the Grant Date.

“Production Milestone” means that, during any period of three consecutive calendar months ending on or before the Milestone Deadline (the “Measurement Period”): (a) ore has been mined by underground methods from the Rainbow Block and processed, at a Company-owned or toll-milling facility, into concentrate meeting the specifications of a bona fide sales or offtake agreement with an arm’s-length purchaser; (b) Rainbow Block ore processed during the Measurement Period equals at least 70% of the production plan for that period, and ore processed in each calendar month equals at least 50% of the production plan for that month; (c) concentrate from each calendar month of the Measurement Period has been delivered to and accepted by the purchaser, as shown by provisional invoices or settlement statements; and (d) no single stoppage of underground ore production lasted more than 10 consecutive days, other than maintenance scheduled in the production plan.

The actual grant date of the New Performance Warrants will be the date the shareholders of the Company approve the New Performance Warrants in accordance with the rules of the NYSE American (the “Grant Date”). No common shares may be issued pursuant to the New Performance Warrants prior to the Grant Date.

The warrants associated with milestones (i) through (iv) above have an associated exercise price of $12.00 per common share, provided however that if the current market price on the Grant Date is greater than $12.00 per common share, then the exercise price shall be equal to the current market price on the Grant Date. For the Production Milestone, the exercise price is $18.00 per common share, provided however that if the current market price on the Grant Date is greater than $18.00 per common share, then the exercise price shall be equal to the current market price on the Grant Date.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

104	Cover Page Interactive Data File--the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SILVER BOW MINING CORP.

Date: October 16, 2026	By:	/s/ C. Travis Naugle
C. Travis Naugle
Chief Executive Officer